Exhibit 99.1

NEWS ANNOUNCEMENT	FOR IMMEDIATE RELEASE

JOINT ELDORADO RESORTS AND MGM RESORTS PRESS RELEASE

ELDORADO RESORTS AND MGM RESORTS INTERNATIONAL ENTER INTO

DEFINITIVE AGREEMENT ON THE SALE OF MGM’S 50 PERCENT INTEREST IN

SILVER LEGACY RESORT CASINO RENO AND THE ASSETS OF CIRCUS CIRCUS RENO

Reno, Nev. (July 7, 2015) — Eldorado Resorts, Inc. (NASDAQ: ERI) (“Eldorado,” “ERI,” or “the Company”) and MGM Resorts International (NYSE: MGM) (“MGM”) announced today that they have entered into a definitive agreement for Eldorado to acquire MGM’s 50 percent interest in the Silver Legacy Resort Casino Reno, as well as all of the assets of Circus Circus Reno, for total consideration of $72.5 million cash, subject to a working capital adjustment.  In addition, ERI expects that it will repay amounts outstanding under the Silver Legacy credit facility, of which approximately $60 million was outstanding at March 31, 2015 on a net debt basis.  ERI and its affiliates already own the other 50 percent interest in Silver Legacy.  The acquisitions are not subject to a financing condition and the purchase price and repayment of the Silver Legacy credit facility are expected to be funded by Eldorado through cash on hand and future capital market or financing transactions.

Gary Carano, Chairman and Chief Executive Officer of Eldorado, commented, “The acquisition of these well-established properties represents a significant growth and expansion opportunity for Eldorado and is consistent with our strategy to enhance shareholder value by structuring transactions that are strategically and economically attractive. The acquisition is expected to be accretive to our operating results upon closing, builds the critical mass of our gaming operations and fortifies our position in the increasingly attractive Reno gaming market.”

The proposed transaction will increase Eldorado’s property portfolio to seven wholly-owned and operated facilities in five markets with a total of approximately 10,850 slot machines and VLTs, approximately 310 table games, approximately 4,850 hotel rooms, approximately 36 dining options, three pari-mutuel racing facilities and approximately 8,600 team members.

“We greatly appreciate the hard work and dedication of our employees at Circus Circus Reno and Silver Legacy,” said Dan D'Arrigo, Executive Vice President, Chief Financial Officer and Treasurer of MGM Resorts.  “MGM Resorts has enjoyed a long-standing relationship with the Carano family, who share many of the same core values as MGM.  We believe that joining the Eldorado family will provide our employees with significant opportunities to grow and prosper.”

Mr. Carano added, “With the acquisition of Silver Legacy and Circus Circus Reno, we continue to execute our long-term plan for expansion.  Upon completing the transaction, we will own the three leading downtown Reno casino resorts at a time when the Reno market and the surrounding region is recovering and attracting new businesses that should drive long-term economic support.  I’m confident that the talent of our operating team, our understanding of the market — and long-term success in Reno — and our company-wide focus on excellence in guest service, combined with the market-leading amenities offered by Eldorado Reno, Silver Legacy and Circus Circus Reno, will position our company as a premier provider of casino gaming, entertainment, food and beverage and hospitality offerings in the Reno market.”

Tom Reeg, President of Eldorado, added, “This acquisition is another step toward our goal of expanding our property base and driving shareholder value.  Since the acquisition of the MTR Gaming properties last September, we have made continuous progress in integrating these properties into our portfolio.  Our experience in integrating MTR’s operations will serve us well as we welcome Silver Legacy and Circus Circus Reno into our operating base.  With our proven management team, operating discipline and return-focused approach to capital expenditures, we believe the acquisition of Silver Legacy and Circus Circus Reno offers a meaningful opportunity for Eldorado Resorts and our shareholders.”

The Silver Legacy is a Nevada mining themed hotel-casino and entertainment complex which features an approximately 89,200-square foot gaming floor with 1,340 slot machines, 63 table games, 1,711 hotel rooms (including 141 player suites, eight penthouse suites and seven hospitality suites), a 50,000 square foot convention center, a race and sports book, two fine dining restaurants, a buffet, food court and four casual dining restaurants.  Circus Circus Reno is an iconic, circus-themed hotel-casino and entertainment complex which features an approximately 56,000-square foot gaming floor with 906 slot machines, 35 table games, 1,571 hotel rooms (including 67 mini suites, four executive suites and four VIP suites), a sports book, two fine dining restaurants, a buffet and three casual dining restaurants.  Circus Circus Reno also has a Midway featuring a total of 158 games and a full service wedding chapel with reception services for groups of 25 or more.  Silver Legacy, Circus Circus Reno and the Company’s Eldorado Reno property are seamlessly connected by a 200-foot wide skyway corridor.

The transaction is subject to regulatory approvals and other customary closing conditions.  The transaction is expected to be completed by year-end 2015.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Eldorado Resorts, Inc.

Eldorado Resorts is a casino entertainment company that owns and operates six properties in five states, including the Eldorado Resort Casino and the Silver Legacy Resort Casino (a 50/50 joint venture with MGM Resorts International) in Reno, NV; the Eldorado Resort Casino in Shreveport, LA; Scioto Downs Racino in Columbus, OH; Mountaineer Casino Racetrack & Resort in Chester, WV; and Presque Isle Downs & Casino in Erie, PA.  For more information, please visit www.eldoradoresorts.com.

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is one of the world’s leading global hospitality companies, operating a portfolio of destination resort brands including Bellagio, MGM Grand, Mandalay Bay and The Mirage. The Company is in the process of developing MGM National Harbor in Maryland and MGM Springfield in Massachusetts. The Company also owns 51 percent of MGM China Holdings Limited, which owns the MGM Macau resort and casino and is developing a gaming resort in Cotai, and 50 percent of CityCenter in Las Vegas, which features Aria resort and casino. For more information about MGM Resorts International, visit the Company’s website at www.mgmresorts.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the Company’s strategies, objectives and plans for future development or acquisitions of properties or operations, as well as expectations, future operating results and other information that is not historical information. When used in this press release, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements. Although the Company’s expectations, beliefs and projections are expressed in good faith and with what the Company’s believes is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed in the forward-looking statements including, but not limited to the Company’s: substantial indebtedness and significant financial commitments; ability to refinance its substantial outstanding indebtedness on terms that are satisfactory to it, or at all; restrictions and limitations in agreements governing its debt; operations being in very competitive environments; consummate the purchase of Circus Circus Reno and the 50% interest in Silver Legacy;  ability to obtain financing for the purchase of Circus Circus Reno and the 50% interest in Silver Legacy; ability to integrate the operations of Circus Circus Reno, the Silver Legacy and the MTR Gaming properties; dependence on its Nevada, Louisiana, West Virginia, Pennsylvania and Ohio casinos; sensitivity to reductions in discretionary consumer spending and changes in general economic and market conditions; gaming operations being highly regulated by governmental authorities and the high cost of complying or the impact of failing to comply with such regulations;  inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers and acquisitions; exposure to increases in gaming taxes and fees in jurisdictions in which the Company operates; risks relating to pending claims or future claims; exposure to changes in interest rates and capital and credit markets; ability to comply with certain covenants in its debt documents; exposure to disruptions to its information technology and other systems and infrastructure; construction factors relating to maintenance and expansion of operations; ability to attract and retain customers; exposure to weather or road conditions limiting access to its properties; exposure to war, terrorist activity, natural disasters and other catastrophic events; and the intense competition to attract and retain management and key employees in the gaming industry. These forward-looking statements speak only as of the date of this press release and neither the Company nor MGM intend to update publicly any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.

Contact:

Thomas Reeg	Joseph N. Jaffoni,
President	Richard Land
Eldorado Resorts, Inc.	JCIR
775/328-0112	212/835-8500
investorrelations@eldoradoresorts.com	eri@jcir.com

Yvette Monet

MGM Resorts International Corporate Communications

702/491-6426

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